UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2022

Sunrun Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, Suite 1400

San Francisco, California 94104

(Address of principal executive offices, including zip code)

(415) 580-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2022, Sunrun Inc. (the “Company”) and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”), effective as of January 24, 2022, with certain financial institutions for which KeyBank National Association is acting as administrative agent (the “Administrative Agent”) and Silicon Valley Bank is acting as collateral agent, under which the Company may incur revolving loans and obtain letter of credit extensions in an aggregate amount of up to $425,000,000, including a letter of credit sublimit of up to $100,000,000 (collectively, the “Facility”), which may be used for general corporate purposes. The maximum amount of advances under the Facility is capped by an available borrowing base that values certain assets of the Company on a formulaic basis. The Facility contains an uncommitted accordion feature pursuant to which the Facility may be upsized to an amount not exceeding $600,000,000. The Facility matures on January 27, 2025. As further described below, the Facility refinances the Existing Credit Facility (defined below).

Borrowings under the Facility may be designated as Base Rate Loans or Term SOFR Loans, subject to certain terms and conditions under the Credit Agreement. Base Rate Loans accrue interest at a rate per year equal to 2.25% plus the highest of (a) the federal funds rate plus 0.50%, (b) the interest rate determined from time to time by the Administrative Agent as its prime rate and notified to the Company, (c) the Adjusted Term SOFR Rate (defined below) for a one-month interest period in effect on such day (or if such day is not a business day, the immediately preceding business day) plus 1.00% and (d) 0.00%. Term SOFR Loans accrue interest at a rate per annum equal to (a) 3.25% plus (b) the greater of (i) 0.00% and (ii) the sum of (x) the forward-looking term rate for a period comparable to the applicable available tenor based on SOFR that is published by CME Group Benchmark Administration Ltd or a successor for the applicable interest period and (y) (1) if the applicable interest period is one month, 0.11448%, (2) if the applicable interest period is three months, 0.26161% or (c) if the applicable interest period is six months, 0.42826% (the rate pursuant to clause (b), the “Adjusted Term SOFR Rate”).

The Company’s obligations under the Credit Agreement are guaranteed by each of the following subsidiaries of the Company: AEE Solar, Inc., Sunrun South LLC, Sunrun Installation Services Inc., Clean Energy Experts, LLC, Vivint Solar, Inc., Vivint Solar Holdings, Inc., Vivint Solar Operations, LLC, and Vivint Solar Developer, LLC (together with each other subsidiary of the Company that subsequently becomes a guarantor, the “Guarantors”). As collateral for the Company’s obligations under the Credit Agreement, under a security and pledge agreement, the Company and the Guarantors have pledged the equity interests in their respective direct subsidiaries, with the exception of certain excluded subsidiaries, and have granted a security interest in substantially all of their respective assets, subject to certain specified exceptions.

The Credit Agreement includes customary events of default, conditions to borrowing and covenants for a facility of a type similar to the Facility, including negative covenants that restrict the Company and the Guarantors’ ability to incur liens, incur indebtedness, make or hold investments, execute certain change of control transactions, business combinations or other fundamental changes to their business, dispose of assets, make certain types of restricted payments or enter into certain related party transactions, subject to customary exceptions. In addition, the Company is required to maintain a minimum modified interest coverage ratio, a minimum modified current ratio, a maximum modified leverage ratio, and a minimum unencumbered cash balance, in each case, tested quarterly.

If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the termination of any undrawn commitments and the acceleration of amounts due under the Credit Agreement.

The foregoing summary of the material terms of the Credit Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the actual agreement filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Concurrently with the execution of the Credit Agreement, the second amended and restated credit agreement, dated as of October 5, 2020, by and among the Company, AEE Solar, Inc., Sunrun South LLC, and Sunrun Installation Services Inc., as borrowers, Clean Energy Experts, LLC, as guarantor, the lenders party thereto, KeyBank National Association as administrative agent, and Silicon Valley Bank as collateral agent (as amended by certain amendments thereto, the “Existing Credit Facility”) was terminated. The Existing Credit Facility permitted the Company to incur revolving loans and obtain letter of credit extensions in an aggregate amount of up to $250,000,000.

Loans under the Existing Credit Facility were permitted to be drawn from time to time, and letters of credit were permitted to be issued, in each case, for general corporate purposes. Proceeds from the Facility were used to pay off the outstanding principal, interest and fees under the Existing Credit Facility, in an aggregate amount of approximately $211 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 7.01. Regulation FD.

On January 25, 2022, the Company issued a press release announcing the closing of the Facility. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of January 24, 2022, by and among the Company, KeyBank National Association, as administrative agent, Silicon Valley Bank, as collateral agent, and each of the guarantors, lenders and arrangers identified on the signature pages thereto

99.1	Press release issued by Sunrun Inc. dated January 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele
Chief Legal Officer and Chief People Officer

Date: January 26, 2022